Exhibit 10.8

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

AMENDED AND RESTATED GAS GATHERING AGREEMENT

THIS AMENDED AND RESTATED GAS GATHERING AGREEMENT (Agreement) is entered into on this 7th day of September, 2001, between QUESTAR EXPLORATION AND PRODUCTION COMPANY 180 East 100 South, P.O. Box 45601, Salt Lake City, Utah 84145-0601 (collectively referred to as Shipper or QEP), and QUESTAR GAS MANAGEMENT COMPANY, P.O. Box 45601, Salt Lake City, Utah 84145-0601(QGM). Shipper and QGM are collectively referred to as the Parties.

The Parties represent as follows:

A. Shipper is successor in partial interest to the Gas Gathering Agreement (the “1997 Agreement”) dated September 12, 1997 between Ultra Petroleum (U.S.A.) Inc., and Ultra Resources, Inc., (collectively referred to as “Ultra”) and QGM, wherein Ultra agreed, for periods of time specified therein, to dedicate to QGM for gathering its working interest share of gas from wells located in the Pinedale/Mesa area of Sublette County, Wyoming (the “Acreage”) as further described in Amended Exhibit “A-1” attached to this Agreement and incorporated herein.

B. A dispute arose between Ultra, its successors and assigns (including Shipper), and QGM concerning interpretation and enforcement of the 1997 Agreement.

C. As part of a comprehensive settlement of, among other things, the dispute concerning the interpretation of and enforcement of the 1997 Agreement, the Parties hereby agree to enter into this Agreement which amends and restates the rights, duties and obligations of the Parties with regards to gathering of Shipper’s gas.

The Parties agree as follows:

ARTICLE 1 - RECEIPTS AND DELIVERIES

1.1 QGM shall gather, on an Interruptible basis, all volumes of gas tendered by Shipper at the Receipt Points listed on First Revised Exhibit B.

1.2 Shipper shall tender gas at pressures acceptable to QGM, but not exceeding the maximum allowed operating pressures (“MAOP”) of QGM’s facilities.

1.3 QGM shall redeliver thermally equivalent volumes of gas less fuel gas and lost and unaccounted-for volumes as provided in § 12 of the general terms and conditions. Delivery by QGM shall take place at the Delivery Points listed on First Revised Exhibit B. QGM shall deliver the gas into the receiving party’s facilities at the existing pressures, but not exceeding the maximum allowable operating pressures in QGM’s facilities at the Delivery Points.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 2 - ACREAGE DEDICATION

2.1 Shipper agrees to dedicate 100% of Shipper’s proportionate gross working interest share, as defined in Article 2.2 below, of the production from the acreage described below or allocated thereto (“Ultra Acreage”) until September 12, 2012.

2.1(a) The acreage acquired by Ultra by farmout from ** and ** located in ** and further described on Amended Exhibit A-1.

2.1(b) The acreage acquired by Ultra through a purchase from ** located in ** and further described on Amended Exhibit A-1.

2.1(c) The acreage acquired by Ultra through purchase from ** located in ** and further described on Amended Exhibit A-1.

2.2 Shipper agrees to dedicated 100% of Shipper’s proportionate gross working interest share of the production on or allocated to Shipper from the remaining acreage described in Amended Exhibit A-1 (“Celsius Acreage”), whether such acreage was acquired by Shipper from Ultra or otherwise, for the life of reserves.

2.3 Proportionate gross working interest share as used in this Agreement shall be defined as: “If Shipper’s working interest in the oil, gas or other hydrocarbons in or under said land/acreage, whether owned as of the date of this Agreement or subsequently acquired, is less than 100%, or if the Leases which Shipper owns covers less than the entire fee simple estate (100% of the mineral estate), then Shipper’s working interest shall only be in proportion to the working interest it owns, or hereafter acquires, as it bears to the entire working interest or the undivided fee estate, whichever is applicable.”

2.4 Collectively, the Ultra Acreage and the Celsius Acreage shall be referred to as “the Acreage.”

2.5 Any transfer of Shipper’s proportionate gross working interest share of the production from the Acreage through a sale, farmout, trade, or any other agreement, shall be subject to this Agreement. If Shipper transfers any of Shipper’s proportionate gross working interest share of the production from The Acreage, then Shipper shall notify such person of the dedication to QGM for gathering pursuant to this Agreement and shall obtain such person’s agreement to continue delivering such gas to QGM during the term of and in accordance with this Agreement. Shipper shall notify QGM of any such transfer within forty-eight (48) hours of the effective date thereof. Failure of Shipper to notify QGM shall not impair QGM’s rights under this Agreement.

2.6 Shipper’s dedication of its production under this Agreement shall include any working interest (including any unitized gas) held by Shipper in the Acreage as of the date of this Agreement, and any working interest in the Acreage acquired thereafter (“After-Acquired Property”).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2.6(a)	If, however, any production from the After-Acquired Property is subject to a prior dedication to a third-party gathering system, then Shipper shall give QGM notice of such dedication, including the duration of the primary term of such dedication. Such production shall be released from dedication under this Agreement for the duration of the primary term. QGM, however, shall have the option to notify Shipper, within ninety days prior to the end of the primary term (or earlier if specified in such third-party agreement), that QGM will gather such production at the end of the primary term, and Shipper shall then terminate such third-party gathering arrangement and dedication effective at the end of the primary term. Such production shall thereafter be dedicated and gathered under the terms of this Agreement.

ARTICLE 3 - NEW WELL CONNECTION

3.1 New Well Connection: QGM shall have the first right to install, own and operate facilities (or enter into arrangements to utilize facilities owned by third parties) to connect each new well located on the Acreage in which Shipper has or may obtain a working interest and which is or will be capable of producing gas (“New Well”).

3.1(a)	Shipper, or its designated agent (including the operator of the New Well) shall provide QGM with written notification of each New Well to be connected (“New Well Notice”) which shall include Shipper’s working, unitized and/or purchase interest, New Well name(s), location, and Shipper’s best estimate of the New Well’s deliverability of natural gas (which shall be determined by standard petroleum engineering methods and calculations).

3.1(b)	QGM shall, within 10 business days after receipt of such New Well Notice provide Shipper or its designated agent with a written cost estimate of the extension to connect to the New Well (“Connection Estimate”) and a completion date estimate to complete the extension, subject to permitting and right of way constraints.

3.1(c)	Shipper or its designated agent shall, within 10 business days of receipt of Connection Estimate, notify QGM in writing of its election among the following options:

1.	For QGM to proceed with constructing the extension and connect the New Well to its gathering system; or

2.	For QGM to not connect the new Well, and that either

a.	Shipper or operator will act as agent for QGM to build the extension to connect such New Well to QGM’s existing gathering facilities (subject to QGM’s approval and per QGM’s approved specifications). QGM shall reimburse Shipper for the actual costs of the extension (not to exceed the Connection Estimate) within twenty (20) calendar days of receiving an invoice from Shipper; or

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

b.	the New Well will not be connected to QGM nor, unless mutually agreed to by the parties in writing, to any other gathering system.

If Shipper does not timely provide notice of its election above, then Shipper shall be deemed to have elected to have QGM connect the New Well.

3.2 Indemnification: Shipper agrees to produce from each well connected under this Agreement a minimum volume during the first 36 months following connection of such well (“Indemnification Period”). This production commitment and any applicable deficiency charge shall apply to all wells in the Acreage connected regardless of whether they were connected prior to or after the effective date execution of this Agreement. It shall not apply to any wells in the Acreage connected by a third party prior to this Agreement, but which will now be gathered by QGM under this Agreement.

The minimum volume for each such well will be the quantity determined from the following formula:

V = C* Ip / (It* R)

Where:

V =	Shipper’s minimum volume from the well.
C =	Actual cost incurred to connect the well, but not to exceed 120% of the Connection Estimate. (For wells connected prior to this Agreement, QGM will provide Shipper with actual costs to connect.)
1p =	Shipper’s working interest in the well.
It =	Total working interest in the well dedicated for gathering by QGM.
R =	Rate established under Article 4.2. (For all wells connected prior to the execution of this Agreement, the rate shall be that established under Article 4.1.)

If, during the Indemnification Period, Shipper fails to tender for gathering by QGM the minimum volume from any well(s), Shipper will pay a deficiency charge equal to the product of the rate under Article 4.2 at the end of the Indemnification Period times the difference between the minimum volume and the volume actually tendered during the Indemnification Period.

3.3 Right of First Refusal

Upon receiving an acceptable offer by Shipper or their successors or assigns, of any bona fide offer from a third party to purchase facilities installed by Shipper, and Shipper desires to sell such facilities, QGM shall have a right of first refusal to purchase the gathering facilities at a price equal to the bona fide offer.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 4 - GATHERING RATES

4.1 Shipper shall pay QGM a gathering rate of $** per MMBtu received by QGM for gathering service downstream of a point located in ** (commonly referred to as **) to the Delivery Point(s) as identified in Exhibit B, as revised. Beginning April 1, 1998 this rate shall be adjusted annually to reflect the arithmetic average of the rates of change for the preceding calendar year in the (1) Implicit Price Deflator for the Gross National Product, and (2) the Natural Gas component of the Producer Price Index as published quarterly by the U.S. Department of Commerce. In no event shall the adjusted rate be less than the initial rate.

4.2 In addition to the rate set forth in Article 4.1, Shipper will pay, for each MMBtu received by QGM, the rate determined from the table at Exhibit C. The pressure used in establishing the rate each month will be the sum of the average pressure, expressed in pounds per square inch gauge (“psig”), during the month for each Receipt Point from which gas is received divided by the number of such Receipt Points.

4.3 Commencing January 1, 2012, renegotiation of the rates may be initiated by either party given 90 days written notice. In the event that the parties cannot reach agreement concerning gathering rates, then the rates and rate structure in effect shall prevail.

ARTICLE 5 - CONDITIONING SERVICE FOR HIGH BTU GAS

5.1 If any of Shipper’s gas tendered at the Receipt Point(s) under this Agreement exceeds the hydrocarbon dew-point specifications established from time to time by the downstream transporter(s) receiving Shipper’s gas at the delivery points (“High Btu Gas”), such gas shall either be i) processed by Blacks Fork Gas Processing Company (“Blacks Fork”) at the Blacks Fork Gas Processing Plant (“the Plant”) (“Processed Gas”) or ii) diverted from the Plant (“Divert Gas”) and “blended” with a sufficient amount of gas with a low hydrocarbon dew-point so that such gas meets the applicable hydrocarbon dew-point specifications.

5.2 QGM, shall endeavor, on a best efforts basis, to maximize the volumes of Shipper’s High Btu Gas that will be processed. However, QGM shall have the sole right to determine the specific quantity of such gas that will be processed. Such determination will be based on i) available capacity at the Plant and ii) the composition (i.e., C3+ gallon content) of the total volumes tendered to QGM. Available capacity at the Plant shall be determined by the sum of the total volumes per mcf capable of being processed at the Plant minus all volumes actually nominated to the Plant under Gas Processing Agreements with Blacks Fork (not including the Processing Agreement between Shipper and Blacks Fork).

5.3 For all Processed Gas, the terms of such processing, including the applicable processing and marketing fees, shall be governed by the separate Gas Processing Agreement between Shipper and Blacks Fork. If a dispute arises between this Agreement and the separate Gas Processing Agreement, the terms of this Agreement shall prevail.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

5.4 For all Divert Gas, QGM shall redeliver into Questar Pipeline Company, thermally equivalent volumes of gas less fuel gas and lost and unaccounted-for volumes as provided in §12 of the General Terms and Conditions attached to this Agreement.

5.5 Shipper agrees to pay QGM a fee of $.** per Mcf for all Divert Gas.

ARTICLE 6 - TERM

This Agreement shall be in effect from execution for the life of reserves from the Acreage.

ARTICLE 7 - OBLIGATION TO GATHER GAS

QGM shall not be obligated to gather gas when, in the sole opinion of QGM, the gathering of such gas is uneconomic for QGM. Any gas not gathered by QGM for economic reasons shall be released under this Agreement.

ARTICLE 8 - CONFIDENTIALITY CLAUSE

Shipper and QGM agree to keep the terms of this Agreement confidential and not disclose the same to any other persons, firms or entities, except affiliate companies (and except as allowed to be disclosed under any settlement agreement of the litigation concerning the interpretation of the 1997 Agreement), without the prior written consent of the other party; provided the foregoing shall not apply to disclosures of information already in the public domain; disclosures compelled by laws or court order; or to disclosures to a party’s financial advisors, consultants, attorneys, banks, institutional investors, including prospective purchasers of property provided such persons, firms or entities likewise agree to keep this Agreement confidential. QGM, however, shall have the right to file notice of the existence of this Agreement on the county records.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 9 - NOTICES

All notices required in this Agreement shall be in writing and shall be considered as having been given if delivered by mail or FAX to either QGM or Shipper at the designated address. Normal operating instructions can be delivered by telephone or other agreed to means. Notice of events of force majeure may be made by telephone and confirmed in writing within 5 days of commencement of the force majeure event. Monthly statements, payments, and any communications shall be considered as delivered when received at the addresses listed below or to such other address as either party shall designate in writing:

QGM:	SHIPPER:
Contract Administrator	Questar Exploration and Production Company
Gathering Division	180 East 100 South
Questar Gas Management Company	P.O Box 45601
Office: 180 East First South Street	Salt Lake City, Utah 84145
Salt Lake City, Utah 84111	FAX: (801) 324-2570
Mail: P.O. Box 115030
Salt Lake City, Utah 84147
FAX: (801) 324-2570

ARTICLE 10 - PRIOR AGREEMENTS

This Agreement supercedes and replaces the 1997 Agreement which is hereby terminated and shall be of no further effect between the Parties for any gas from the Acreage tendered on and after the execution of this Agreement.

ARTICLE 11 - ENTIRE AGREEMENT

This Agreement, including its General Terms and Conditions and Exhibits represent the entire understanding between the Parties. No representations or agreements, other than rate confirmations, shall modify, change, amend or affect the obligations of the Parties under this Agreement, unless specifically agreed to in writing and signed by the authorized representatives of both Parties. If this Agreement conflicts with the General Terms and Conditions attached to this Agreement, this Agreement shall govern.

THIS AGREEMENT is entered into by the authorized representatives of the Parties whose signatures appear below.

SHIPPER: QUESTAR EXPLORATION AND PRODUCTION COMPANY		QUESTAR GAS MANAGEMENT COMPANY

By:	/s/ G. L. Nordloh	By:	/s/ M.B. McGinley
	G.L. Nordloh, President		M.B. McGinley, Vice President

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GENERAL TERMS AND CONDITIONS

GATHERING AGREEMENT

1.	DEFINITIONS

1.1 “Btu” means British thermal unit. That is the amount of heat required to raise the temperature of one pound of water one degree from 59 degrees to 60 degrees Fahrenheit. “MMBtu” means 1,000,000 Btu’s.

1.2 “Cubic foot” means the quantity of gas that would occupy one cubic foot at a temperature of 60 degrees Fahrenheit and at a pressure of 14.73 psia.

1.3 “Day” or “gas day” means a period of 24 hours as defined by the downstream pipeline or industry standard as adopted by QGM.

1.4 “Decatherm” or “Dth” means a unit of heating value equivalent to 1,000,000 Btu’s.

1.5 “Delivery Point” means a point where QGM delivers gas.

1.6 “Firm” means the service will be provided unless QGM’s performance obligation is waived, reduced, modified or terminated by force-majeure events or normal scheduled maintenance.

1.7 “Force majeure event” includes without limitation by this recital: acts of God, including fires, explosions, earthquakes or volcanic eruptions, storms, floods, washouts and extreme cold or freezing weather; necessity for compliance with any court order, law, regulation or ordinance promulgated by any governmental authority having jurisdiction, either federal, state or local; civil or military; acts of a public enemy; wars and civil disturbances;

strikes, lockouts or other industrial disturbances; unscheduled shutdowns for purposes of necessary repairs, essential relocations or construction of facilities; freezing, breakage or accident to machinery or lines of pipe; the necessity for testing (as required by governmental authority or as deemed necessary for safe operation by the testing party); inability of either party to obtain necessary materials, supplies, permits or labor to perform or comply with any obligation or condition of this Agreement; inability to obtain rights of way; and any other causes that are not reasonably in the control of the party claiming suspension.

1.8 “Gas or natural gas” means combustible hydrocarbon gas.

1.9 “Imbalance” means the difference between the quantity of gas received and delivered by QGM under this Agreement during the applicable nomination period adjusted for fuel use and lost and unaccounted-for gas.

1.10 “Inert substances” means non-combustible substances contained in the gas.

1.11 “Interruptible” means the gathering service shall be provided subject to available capacity and to QGM’s ability to receive and deliver Shippers gas.

1.12 “Interruption” means reducing, suspending or discontinuing either the receipt or delivery of gas.

1.13 “Liquefiable hydrocarbons” means all hydrocarbons (except those hydrocarbons separated from the gas stream by conventional single stage, mechanical

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

field separation methods) or any mixture that may be extracted from Shipper’s gas other than methane.

1.14 “Mcf” means 1,000 cubic feet of gas at 14.73 psia at 60°F. “MMcf” means 1,000,000 cubic feet of gas. “Bcf” means one billion cubic feet of gas.

1.15 “Month” means a calendar month consistent with the definition of the downstream pipeline or industry standard as adopted by QGM.

1.16 “Receipt Point” means a point at which gas is received from Shipper.

1.17 “Priority One Service” means that service being provided under a Firm Gathering Agreement with reservation fees.

1.18 “Priority Two Service” means that service being provided under a Firm Gathering Agreement without reservation fees.

1.19 “Priority Three Service” means that service being provided on an interruptible basis.

1.20 Any undefined terms shall have standard industry meaning.

2. SCHEDULING OF GAS RECEIPTS AND DELIVERIES

2.1 Scheduling. QGM and Shipper agree that scheduling and commencement of service will be consistent with the downstream pipeline requirements. Whenever Shipper or Shippers’ agent schedules or nominates gas, it must provide to QGM all applicable upstream and downstream contract and confirmation numbers. QGM will notify Shipper or

Shipper’s agent of any nomination discrepancies.

2.2 Operating Requirements. Shipper shall use reasonable efforts to deliver gas at uniform hourly and daily rates of flow.

2.3 Limitations on QGM’s Gathering Obligations. On any day, QGM shall not be obligated to deliver to Shipper a quantity of gas different from the thermal quantity received from Shipper during the same day, as adjusted under § 12 below.

3. PRIORITY OF SERVICE AND CAPACITY ALLOCATION

3.1 Priority One Service. Priority One Shippers shall have priority over all other Shippers. If capacity is unavailable to provide gathering service for all Priority One volumes nominated, then available capacity shall be allocated pro rata on the basis of Shippers’ Reserved Daily Capacity.

3.2 Priority Two and Three Service. Priority Two Shippers shall have priority over Priority Three Shippers. If capacity must be allocated within either Priority Two or Priority Three for any reason, quantities for the Shipper paying the higher rate shall be scheduled first, quantities for the Shipper paying the second highest rate shall be scheduled second, etc., until all available capacity has been scheduled. In the event that two or more Shippers are paying the same rate and capacity must be allocated between them, such allocation will be done pro rata based on nominations.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

4.	BALANCING

4.1 General Provision. Shipper must monitor its receipts and deliveries of gas and, if necessary, make adjustments to maintain a balance between receipts and deliveries consistent with confirmed nominations. All balancing will be done on a dry Dth basis.

QGM will monitor receipt and Delivery Points on its gathering system. QGM, at its sole discretion, may adjust Shipper’s nominations and deliveries to maintain system integrity. QGM will notify Shipper as soon as practical of any restrictions to nominations and deliveries.

QGM will advise Shipper of any imbalances. Shipper must immediately take appropriate action to prevent further imbalance.

4.2 Monthly Balancing. (a) Shipper must maintain a monthly balance between receipts and deliveries within a +5% imbalance tolerance. QGM will notify Shipper of its monthly imbalance within 30 days of the applicable month.

(b) For the determination of monthly imbalances, the quantities measured at a receipt or Delivery Point shall be allocated according to QGM’s predetermined allocation arrangement (PDA) with operators upstream or downstream of QGM’s gathering system. Absent a PDA, allocations will be made pro rata according to each shippers confirmed daily nomination.

(c) When Shippers scheduling practices or imbalances threaten deliveries to other shippers, QGM may impose non-ratable allocations on Shipper to cure any current imbalance or prevent future imbalances and to protect system integrity.

4.3 Imbalance Cure/Payback Option. Subject to QGM’s available capacity, operational constraints and approval by QGM, Shipper shall, within 30 days following notification of its monthly imbalance, eliminate its prior imbalance through either a physical payback or taking of gas. QGM will, subject to prudent operational practices, honor Shippers request. Gas delivered to QGM by Shipper shall be allocated first to Shipper’s daily nomination and then to any quantities nominated by Shipper to cure its imbalance. Any remaining imbalance will be carried forward to the next month’s imbalance.

QGM will permit imbalance trading between similarly situated shippers.

4.4 Imbalance Cashout. If Shipper has an imbalance at the end of the imbalance cure period, QGM may cash-out the imbalance. However, QGM will not require cash-out if Shipper’s action is excusable by force majeure and Shipper has properly invoked force majeure or if the imbalance results from QGM’s error or if the imbalance could not be cured as a result of QGM’s inability to receive or deliver the imbalance volumes. Cash-out charges will be calculated as follows:

If Shipper is overdelivered, QGM will credit Shipper’s account an amount equal to the overdelivered volume multiplied by 90% of the lowest average first of the month Rocky Mountain price for gas delivered to Northwest Pipeline Corporation, Colorado Interstate Gas Company and Questar Pipeline Company as published in the Inside FERC Gas Market Report during the period in which the imbalance has existed.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

If Shipper is underdelivered, QGM will charge Shipper’s account an amount equal to the underdelivered volume multiplied by 110% of the highest average first of the month Rocky Mountain price of gas delivered to Northwest Pipeline Corporation, Colorado Interstate Gas Company and Questar Pipeline Company as published in the Inside FERC Gas Market Report during the period in which the imbalance has existed.

As long as any of the Rocky Mountain indices listed above continues to be listed in the Inside FERC Gas Market Report, such indices will be used. If none of the indices referred to are reported or if the Inside FERC Gas Market Report ceases to be available, then the parties will mutually agree to a similar index or publication.

4.5 Balancing at Agreement Termination. Following the termination of this Agreement, Shipper shall correct any remaining imbalance within 30 days after notice by QGM that an imbalance exists. If, at the end of this period, there remains an imbalance that has not been eliminated by Shipper, QGM shall impose the appropriate imbalance cashout set forth in this section.

4.6 Maintenance of System Integrity. Nothing in this section limits QGM’s right to take action as may be required in order to alleviate conditions that threaten the integrity of its system.

5.	QUALITY

5.1 Subject to the provisions of Section 5.4 below, Shipper’s gas will conform to the most restrictive quality specifications established from time to time by the downstream transporter(s) receiving Shipper’s gas at the Delivery Points.

5.2 If the gas tendered by Shipper fails at any time to conform to such specifications, other than the hydrocarbon dew-point which is covered under 5.4 below (non-conforming gas), QGM may, at its option, notify Shipper and refuse to accept such gas pending correction. Shipper shall indemnify QGM and hold it harmless from all suits, actions, regulatory proceedings, damages, costs, losses and expenses (including reasonable attorney fees) arising out of the failure of the gas tendered by Shipper to conform to the quality specifications, including any injury or damage done to QGM’s facilities.

5.3 Acceptance of non-conforming gas, other than hydrocarbon dew-point, does not constitute any waiver of QGM’s right to refuse to accept similarly nonconforming gas.

5.4 Shipper has entered into a processing and/or conditioning agreement for any gas which fails to meet the hydrocarbon dew-point specifications of the downstream transporter. Shipper may also enter into a processing and/or conditioning agreement for any other non-conforming gas. If a separate processing agreement is not entered into, however, or the processing agreement relating to the hydrocarbon dew-point is terminated, this paragraph shall not obligate QGM to process Shipper’s Non-Conforming Gas, and except as provided in Section 5.5, QGM may refuse to accept such gas. Such refusal shall not impair Shipper’s dedication of production to QGM under Article 2 of this Agreement.

5.5 If pursuant to Section 5.4, the Plant, which processes Shipper’s gas to reduce the hydrocarbon dew-point of such gas, shuts down, QGM agrees (while the Plant is not operating) to redeliver such gas

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

to an acceptable Delivery Point on QGM’s system which is capable of receiving Shipper’s gas. QGM, however, shall be entitled to receive its full gathering rate as provided in Sections 4.1 and 4.2 of the Agreement, regardless of where QGM flows Shipper’s gas.

6.	MEASUREMENT

6.1 Use of Measurement. For billing, balancing and calculation of fuel use, gas volumes will be determined according to this section.

6.2 Unit of Measurement and Metering Base. The volumetric measurement base shall be one cubic foot of gas at a pressure base of 14.73 pounds per square inch absolute, at a temperature base of 60 degrees Fahrenheit, without adjustment for water vapor.

6.3 Atmospheric Pressure. For the purpose of measurement, calculation and meter calibration, the average absolute atmospheric (barometric) pressure will be based on the actual altitude at each point of measurement irrespective of variations in natural atmospheric pressure from time to time. When electronic computer measurement is used, the gas pressure will be measured directly, using a pressure measuring device for continuous input to the electronic computer.

6.4 Temperature. The temperature of the gas will be determined at the points of measurement by means of a properly installed recording thermometer or continuous electronic transducer input to a computer of standard manufacture selected by QGM and installed according to the recommendations contained in ANSI /API 2530 (Orifice Metering of Natural Gas).

The arithmetic average of temperatures for each day will be used in computing temperatures of the gas during such day for conventional chart measurement. When electronic computer measurement is used, average daily temperature will be computed as a running average.

6.5 Determination of Gross Heating Value and Specific Gravity. The determination of gross heating value and specific gravity will be made from the composition by calculation using physical gas constants for gas compounds as outlined in GPA Standard 2145 and GPA Standard 2172 (Table of Physical Constants of paraffin Hydrocarbons and Other Components of Natural Gas) with any subsequent amendments or revisions that QGM may adopt.

If QGM elects to install chart measurement, the arithmetic average of the hourly heating value and specific gravity recorded during periods of flow each day by a recording calorimeter and gravitometer or recording chromatograph, if installed, will be the gross heating value and specific gravity for all gas delivered during the applicable sample period at the sample site each day.

If a continuous gas sampling device is used, determinations will be made not less than once every month. The determinations will be the gross heating value and specific gravity for all gas delivered during the applicable sampling period at the same site. Gross heating values and specific gravities determined from spot samples will be used in calculating gas delivered for the day on which the test is made and all following days until the next test is made.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

The calculations (for Btu) will be based on dry gas if the gas at the measurement points contain less than 5 pounds of water per MMcf. If the gas at the measurement points contains more than 5 pounds of water per MMcf, the procedure established in GPA Standard 2172 will be applied for determining the Btu content of the gas and converted to a dry basis.

6.6 Compressibility. The measurement of gas will be corrected for deviation from Boyle’s Law at the pressures and temperatures under which gas is measured by use of the calculation appearing in the America Gas Association Committee Report #8 as supplemented or amended. Inert content of the metered gas stream used in the calculations shall be determined by a chromatographic analysis using spot sampling when deliveries begin and thereafter by (i) chromatographic analysis not less than annually, (ii) or chromatographic input at each of the points where the gas is received and delivered.

6.7 Measuring Equipment. Both QGM and Shipper shall have the right to be present at the time of any installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting done in connection with the other’s measuring equipment. The failure of either QGM or Shipper to witness such an operation shall not affect the validity of the operation in any way.

The records from the measuring equipment shall remain the property of the party owning the equipment, but within 10 days of a request, each will permit the other party to inspect its records and charts, together with related calculations.

The measurement equipment of Shipper shall be for check purposes only and, except as expressly provided in this Agreement, shall not be used for billing or balancing purposes under the Agreement.

6.8 Metering. QGM may install orifice meters.

(a) Orifice Meters. All orifice meters will be installed and gas volumes computed according to the standards prescribed in ANSI /API 2530 (Orifice Metering of Natural Gas).

(b) QGM may adopt the most recent edition of standard ANSI /API 2530 and the Transmission Measurement Committee Report No. 7.

6.9 Electronic Flow Computers. QGM may install electronic flow computers to permit the direct computation of gas flows without the use of charts at Shipper’s sole expense.

6.10 New Measurement Techniques. If a new method or technique is developed for gas measurement or the determination of the factors used in the gas measurement, the new method or technique may be substituted by QGM. QGM shall promptly inform all shippers of any new techniques adopted.

6.11 Calibration and Test of Meters. The accuracy of all measuring equipment will be verified by QGM at reasonable intervals, and if requested, in the presence of Shipper, but neither Shipper nor QGM shall be required to verify the accuracy of the equipment more frequently than once in a 30-day period. If either party desires a special test of any measuring equipment, it will promptly notify the other, and the parties shall then cooperate to secure

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

a prompt verification of the accuracy of the equipment. The party requesting the special test shall bear all costs.

6.12 Correction of Metering Errors. If any measuring equipment is found to be inaccurate, the equipment will be adjusted immediately to measure accurately. If the measuring equipment in the aggregate is found to be inaccurate by one percent or more at a recording corresponding to the average hourly rate of gas flow for the period since the last preceding test, any payments based upon inaccurate measurement will be corrected at the rate of the inaccuracy for any period that is known definitely or agreed upon, but in case the period is not known definitely or agreed upon, the correction shall be for a period extending over one half of the time elapsed since the date of the last test

6.13 Failure of Measuring Equipment. If any measuring equipment is out of service or is registering inaccurately and the error is not determinable by test, or by previous recordings, receipts or deliveries through the equipment will be estimated and agreed to by the parties upon the first of the following methods that is feasible:

(a) By correcting the error if the percentage of error is ascertainable by calibration, special test, or mathematical calculation, or, in the absence of (a);

(b) By using the registration of any check meter or meters, if installed and accurately registering, or, in the absence of (a) and (b);

(c) By estimating the quantity of gas received or delivered based on receipts or deliveries during preceding periods under similar conditions when the measuring equipment was registering accurately.

6.13 Preservation of Records. Shipper and QGM shall preserve for a period of at least three years, or for such longer period as may be required by appropriate authority, test data, charts or other similar records.

6.14 Claims. All claims of any party as to the quantity of gas tendered and delivered must be submitted in writing by the party within 1 year from the date of commencement of the claimed discrepancy.

6.15 Check meters. Either party may, at its option and expense, install and operate check measuring equipment, provided that the equipment is installed in a way that does not interfere with the operations of the other party. Either party’s check meters shall be subject at all reasonable times to inspection and examination by a representative of the other party, but the reading, calibration, adjustment, and changing of charts shall be done only by the party installing the check meters.

6.16 Records. Each party shall, upon request, furnish to the other party at the earliest possible time all charts upon which it has based any statement. Each party shall return to the other party all charts within a 30-day period. Each party shall have access to the other party’s records and books at all reasonable business hours so far as they affect measurement and settlement for the gas received or delivered.

6.17 Billing Adjustments. Upon written request, QGM shall furnish Shipper with the measurement data used in

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

compiling any monthly statements. If Shipper’s computation of the volume of gas varies from QGM’s computation by less than the greater of 2% or 50 Dth, QGM’s computation shall be deemed correct. If Shipper’s computation differs from QGM’s by more than the greater of 2% or 50 Dth, then QGM shall redetermine the volume of gas gathered. If QGM’s second computation varies from Shipper’s computation by less than the greater of 2% or 50 Dth, Shipper’s computation shall be deemed correct. However, if QGM’s second computation still varies from Shipper’s computation by more than the greater of 2% or 50 Dth, then QGM’s second computation shall be deemed correct.

7.	BILLING AND PAYMENT

7.1 On or before the 25th day of each calendar month, QGM shall issue to Shipper statements showing the total volume and Btu content of the gas received from Shipper and the volume and Btu content of the gas delivered by QGM to Shipper for the preceding calendar month. The statements shall also show the total amount due from Shipper. Shipper shall make payment within 15 days of the date that Shipper receives the statement.

7.2 Payment by Shipper shall not be deemed to be a waiver of any rights to recoup any amounts in dispute. Any statement must be contested, if at all, within 180 days from the date of the statement.

7.3 The Parties shall retain all records prepared in connection with any statement or payment for a period of at least 3 years after preparation or such other periods as may be required by law.

7.4 Each party shall have the right to examine the books and records of the other party relating to the service provided during normal business hours for the purpose of determining or confirming all billings and payments.

7.5 Shipper may withhold any amounts in dispute provided that (1) Shipper contests the bill or a portion thereof in good faith and (2) pays the undisputed portion of the billing. Interest shall not accrue on any disputed amount resolved in favor of Shipper. Otherwise, if Shipper fails to pay all of the amount of any statement when the amount is due, interest on the unpaid portion shall accrue at the rate of 11/2% per month on the unpaid portion from the due date until the date of payment. If the failure to pay continues for 30 days after payment is due, QGM, in addition to any other remedy it may have, may suspend further receipt or delivery of gas until the amount is paid.

8.	GOVERNMENT REQUIREMENTS

If this Agreement and the services provided become subject to the jurisdiction of the FERC, or any other governmental authorities, and either party is adversely affected by the assertion of the jurisdiction, that party may terminate this Agreement by providing the other party with 60 days written notice. Notice of termination must be given within 30 days of the attachment of jurisdiction.

9.	LIABILITY

Each party assumes full responsibility and liability arising from the operation of the facilities it owns and agrees to hold the other party harmless from any liability whatever arising from the owning party’s installation, ownership or operation of its facilities.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

10.	WARRANTY

Shipper warrants title to or the right to deliver and use the gas shipped or committed to use under this Agreement and further warrants that the gas is free from all liens and adverse claims, including tax liens. Shipper shall have the obligation to make settlements for all royalties due and payments owed to Shipper’s mineral and royalty owners. Shipper agrees to indemnify QGM and save it harmless from all suits, actions, claims, debts, accounts, damages, costs, losses, liens, license fees, and expenses which arise from Shipper’s obligations under this section.

11.	FORCE MAJEURE

If either party is rendered wholly or partially unable to carry out its obligations under this Agreement due to force majeure, the party shall give written notice describing the event of force majeure as soon as is reasonably possible after the occurrence. The obligations of the Parties, other than to make payments of amounts due, in so far as they are affected by such force majeure, shall be suspended during the continuance of the event of force majeure, but for no longer period. The affected party shall remedy the event of force majeure in a commercially reasonable manner. Nothing in this Agreement shall be construed to require either party to settle a strike or labor dispute against its better judgment.

12.	FUEL GAS

12.1 Shipper shall provide all fuel gas used to bring the gas to QGM’s specifications and to introduce the gas into and gather the gas through QGM’s system.

Shipper shall also provide its pro rata share of lost-and unaccounted-for volumes. Provided, however, that should such fuel gas and lostand-unaccounted-for volumes exceed 5% of the total volume delivered by Shipper at the Receipt Point, the parties agree to renegotiate in good faith Shipper’s obligations under this section. The 5% threshold may also include any fuel used for processing Shipper’s gas.

12.2 Shipper’s total nominations into QGM’s gathering system must include the amount of gas required to reimburse QGM for fuel use and lost and unaccounted-for gas. volumes.

13.	ASSIGNMENT

All rights and duties under this Agreement shall inure to and be binding upon the successors and assigns of the Parties. This Agreement may not be assigned to another party, except an affiliate, without prior written consent. Such consent shall not be unreasonably withheld. No transfer shall be binding on QGM until the successor or assignee meets the creditworthiness requirements of this Agreement. Any successor or assignee will be bound by all the terms and conditions of the Agreement and that the successor or assignee assumes all the obligations of its assignor or predecessor in interest.

14.	CREDITWORTHINESS

14.1 Insolvent Shipper. QGM shall not be required to perform any gathering services for Shipper if Shipper is or becomes insolvent or, at QGM’s request, fails within a reasonable period to demonstrate creditworthiness.

14.2 Credit Evaluation. QGM may as it deems necessary determine the

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

acceptability of Shipper’s overall financial condition, working capital and profitability trends.

(a) Shipper shall provide at QGM’s request (1) current audited financial statements, annual reports, 10-K reports or other filings with regulatory agencies, (2) a list of all corporate affiliates, parent companies and subsidiaries, (3) any available reports from credit-reporting agencies, (4) bank reference and at least 2 trade references. The results of reference checks and any credit reports must show that Shipper’s obligations are being paid on a prompt basis.

(b) Shipper must not be operating under any chapter of the bankruptcy laws and must not be subject to liquidation or debt reduction procedures, such as an assignment for the benefit of creditors, or any informal creditors’ committee agreement. An exception may be made for a shipper who is a debtor in possession operating under Chapter XI of the Federal Bankruptcy Act but only with adequate assurances that billings will be paid promptly as cost of administration under the federal court’s jurisdiction.

(c) Shipper must not be subject to the uncertainty of pending liquidation or proceedings in state of federal courts or before any administrative agency that could cause a substantial deterioration in its financial condition, which could cause a condition of insolvency or the inability to exist as an ongoing business entity.

(d) No delinquent monetary balances may be outstanding of services previously provided by QGM. Shipper must have paid its account for past periods according to terms of the Agreement.

(e) No significant collection lawsuits or judgments shall be outstanding that would seriously reflect upon Shipper’s ability to remain solvent.

14.3 Options. If Shipper fails to satisfy the credit criteria, Shipper may still obtain service by electing one of the following options: (1) payment in advance for 6 months’ service, (2) a standby irrevocable letter of credit drawn upon a bank acceptable to QGM, (3) a security interest in collateral provided by Shipper that is satisfactory to QGM or (4) guarantee of performance of all Shipper’s obligations to QGM by a party that satisfies QGM’s credit appraisal.

14.4 Subsequent Information. (a) If any of the events or actions described in §§ 14.2(b), 14.2(c) and 14.2(e) above occur during the term of this Agreement, Shipper shall provide notification to QGM within 2 working days of the imposed event or action. Shipper shall also promptly provide additional Shipper credit information as may be reasonably required by QGM to determine Shipper’s creditworthiness at any time during the term of service under this Agreement

(b) After receipt of a request for service, QGM may require that Shipper furnish additional information as a prerequisite to QGM providing the service. The information may include proof of Shipper’s lawful right and title to deliver the gas to QGM.

15.	INSTALLATION OF FACILITIES

Except as specifically set forth in this Agreement, QGM shall not be required to install or construct any additional facilities in order to gather Shipper’s gas.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

16.	ACCESS

Shipper shall provide and maintain access for QGM to QGM’s facilities used to provide gathering services to Shipper.

17.	MISCELLANEOUS

17.1 A waiver by either party of any one or more defaults by the other party shall not operate as a waiver of any future default.

17.2 This Agreement, including any appendixes and these general terms and conditions, contains the entire understanding of the parties and may only be amended by an instrument in writing signed by both Parties.

17.3 In interpreting this Agreement, the recitals shall be considered as part of this Agreement and not as surplusage.

17.4 This Agreement shall be construed under the laws of Wyoming.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

AMENDED EXHIBIT “A-1”

TO THE

AMENDED AND RESTATED GAS GATHERING AGREEMENT

BETWEEN

QUESTAR EXPLORATION AND PRODUCTION COMPANY

AND

QUESTAR GAS MANAGEMENT COMPANY

DATED SEPTEMBER 7, 2001

The Parties intend that if some of the leases covering the lands described below should expire, then Shipper shall continue to deliver any gas pursuant to the terms of this Agreement should Shipper subsequently renew the lease or obtain another interest in the lands.

**

A-1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

FIRST REVISED EXHIBIT “B”

TO THE

AMENDED AND RESTATED GAS GATHERING AGREEMENT

BETWEEN

QUESTAR EXPLORATION AND PRODUCTION COMPANY

AND

QUESTAR GAS MANAGEMENT COMPANY

DATED SEPTEMBER 7, 2001

**

This Exhibit B may be revised without amendment on issuance of written notice by QGM to reflect changes in Receipt Points to add new wells within the Dedicated Acreage from time to time.

DELIVERY POINTS

**

B-1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

FIRST REVISED EXHIBIT “C”

TO THE

AMENDED AND RESTATED GAS GATHERING AGREEMENT

BETWEEN

QUESTAR EXPLORATION AND PRODUCTION COMPANY

AND

QUESTAR GAS MANAGEMENT COMPANY

DATED SEPTEMBER 7, 2001

PSIG	$ / MMBtu

0 -349	$	*	*
350-359	$	*	*
360-369	$	*	*
370-379	$	*	*
380-389	$	*	*
390-399	$	*	*
400-409	$	*	*
410-419	$	*	*
420-429	$	*	*
430-439	$	*	*
440-449	$	*	*
450-459	$	*	*
460-469	$	*	*
470-479	$	*	*
480-489	$	*	*
490-499	$	*	*
500-509	$	*	*
510-519	$	*	*
520-529	$	*	*
530-539	$	*	*
540-549	$	*	*
550-559	$	*	*
560-569	$	*	*
570-579	$	*	*
580-589	$	*	*
590-599	$	*	*
600+	$	*	*

C-1